Exhibit 99.1

Contact:	Bryce Blair	Thomas J. Sargeant
	Chairman, CEO and President	Chief Financial Officer
	AvalonBay Communities, Inc.	AvalonBay Communities, Inc.
	703-317-4652	703-317-4635

For Immediate Release

AVALONBAY ANNOUNCES THIRD QUARTER 2004 RESULTS; RAISES FINANCIAL OUTLOOK

ALEXANDRIA, VA (October 21, 2004) — AvalonBay Communities, Inc. (NYSE/PCX: AVB) reported today that Earnings per Share — diluted (“EPS”) in the third quarter of 2004 declined from the same period of 2003, but Funds from Operations attributable to common stockholders — diluted (“FFO”) per share, the primary supplemental metric by which REIT performance is measured, increased 7.5% in the third quarter 2004 as compared to the third quarter of 2003.

Net Income Available to Common Stockholders for the quarter ended September 30, 2004 was $43,191,000, resulting in EPS of $0.60, compared to $0.79 for the comparable period of 2003, a per share decrease of 24.1%. The decline in EPS is due to reduced disposition activity in the third quarter 2004 as compared to the same period of 2003.

FFO for the quarter ended September 30, 2004 was $63,601,000, or $0.86 per share compared to $56,159,000, or $0.80 per share for the comparable period of 2003, a per share increase of 7.5%. The Company’s FFO per share for the quarter is higher than the estimate of $0.80 to $0.84 provided in July 2004 due to better than expected community operating results, a gain on the sale of a land parcel previously held for development, and lower than expected interest expense.

Commenting on the Company’s results, Bryce Blair, Chairman, CEO and President said, “Better than expected operating results for the third quarter 2004, combined with strong execution in all areas of our business, resulted in positive FFO per share growth, on a year-over-year basis, for the first time in nearly three years. These results and our positive outlook for the remainder of 2004 have allowed us to raise our financial outlook for the second time this year.”

Highlights from the Company’s third quarter Established Communities include:

•	Positive year-over-year revenue and Net Operating Income (“NOI”) growth for the first time in three years, largely due to a 220 basis point (“bps”)

increase in economic occupancy in the third quarter 2004 as compared to the third quarter 2003.

•	Positive sequential revenue growth for the second consecutive quarter as third quarter 2004 economic occupancy increased 100 bps and concessions per move-in declined 17.8% from the second quarter 2004.

•	30-Day Availability remains at the lowest levels experienced in three years.

Year-to-Date 2004 Financial Results

For the nine months ended September 30, 2004, EPS was $1.39 compared to $2.35 for the comparable period of 2003, a per share decrease of 40.9%. FFO per share for the nine months ended September 30, 2004 increased by 0.8% to $2.48 from $2.46 for the comparable period in 2003.

Operating Results for the Three and Nine Months Ended September 30, 2004

Total revenue for the third quarter 2004 increased by $10,859,000, or 6.9% to $168,261,000 from the third quarter 2003. Total revenue for the nine months ended September 30, 2004 increased by $15,496,000, or 3.3% to $491,459,000 as compared to the comparable period of 2003.

For Established Communities, rental revenue increased 0.5%, operating expenses increased 0.3%, and NOI increased 0.6% during the third quarter 2004 as compared to the third quarter 2003. For the nine months ended September 30, 2004, Established Communities rental revenue decreased 1.0%, operating expenses increased 1.1%, and NOI decreased 1.9% as compared to the comparable period of 2003.

Copyright © 2004 AvalonBay Communities, Inc. All Rights Reserved

Sequentially, as compared to the second quarter 2004, Established Communities’ rental revenue increased 0.6%, operating expenses increased 6.2% and NOI decreased 1.9%. Operating expenses increased sequentially due to seasonal trends in turnover that typically result in higher third quarter expenses and due to a $661,000 property tax refund recognized in the second quarter of 2004 but not in the third quarter of 2004. Excluding the impact of the property tax refund, operating expenses would have increased 4.2% and NOI would have decreased 1.1% sequentially as compared to the second quarter 2004.

Outlook

Market fundamentals continue to improve in many of the Company’s markets, as Established Communities’ Economic Occupancy remains above 95%, availability remains low, and cash concessions per move-in have declined. However, the Company is entering a season of slower leasing activity. Accordingly, the Company expects community operating performance to remain at current levels for the remainder of 2004.

As a result of higher than expected disposition gains, the receipt of an early prepayment premium described in the Full Release and better than previously expected operating performance, the Company has increased its range for projected EPS and Projected FFO per share for both the fourth quarter and full year 2004.

The Company expects EPS in the range of $0.67 to $0.70 for the fourth quarter of 2004, resulting in EPS of $2.06 to $2.09 for the full year 2004.

The Company expects Projected FFO per share (diluted) in the range of $0.85 to $0.88 for the fourth quarter of 2004 and $3.33 to $3.36 for the full year 2004.

Conference Call

The Company will hold a conference call on October 22, 2004 at 1:00 PM EDT to review and answer appropriate questions about these results and projections, the Full Release and Earnings Release Attachments described below, and related matters. The domestic number to call to participate is 1-877-510-2397. The international number to call to participate is 1-706-634-5877. The domestic number to hear a replay of this call is 1-800-642-1687, and the international number to hear a replay of this call is 1-706-645-9291 — Access Code: 9815826.

A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.

Earnings Release and Attachments

In addition to this release, the Company also publishes a complete discussion of its third quarter 2004 operating results (“the Full Release”) and Earnings Release Attachments (“the Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. The Full Release and the Attachments are considered a part of this release and are available through the Company’s website at http://www.avalonbay.com/earnings and via e-mail distribution. The ability to access the Full Release and the Attachments on the Company’s website requires the Adobe Acrobat 6.0 Reader, which may be downloaded at the following website address: http://www.adobe.com/products/acrobat/readstep.html.

Definitions and Reconciliations

The following non-GAAP financial measures and other terms, as used in the text of this earnings release, are defined and further explained on Attachment 1, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms”:

•	FFO
•	Projected FFO
•	Established Communities
•	Stabilized Operations
•	NOI
•	Economic Occupancy
•	Market Rents
•	30-day Availability

About AvalonBay Communities, Inc.

As of September 30, 2004, AvalonBay owned or held an ownership interest in 148 apartment communities containing 43,001 apartment homes in ten states and the District of Columbia, of which 13 communities were under construction and two communities were under reconstruction. AvalonBay is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information on AvalonBay may be found on AvalonBay’s website at http://www.avalonbay.com.

Forward-Looking Statements

This release, including its attachment, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and

Copyright © 2004 AvalonBay Communities, Inc. All Rights Reserved

uncertainties, including possible changes in demand for apartment homes, the effects of economic conditions (including changes in interest and employment rates), the impact of competition and competitive pricing, delays in completing developments and lease-ups on schedule, changes in construction costs, the results of financing efforts, the timing and closing of planned dispositions and acquisitions under agreement, the effects of the Company’s accounting policies and other matters detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements.”

The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the fourth quarter or the full year 2004. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

Copyright © 2004 AvalonBay Communities, Inc. All Rights Reserved

Attachment 1

AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

This release, including this attachment, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q3	Q3	YTD	YTD
	2004	2003	2004	2003
Net income	$45,366	$57,387	$105,676	$171,242
Dividends attributable to preferred stock	(2,175)	(2,175)	(6,525)	(8,569)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	41,152	14,237	118,704	89,306
Minority interest, including discontinued operations	882	285	2,121	1,047
Cumulative effect of change in accounting principle	—	—	(4,547)	—
Gain on sale of operating communities	(21,624)	(13,575)	(33,999)	(82,158)

FFO attributable to common stockholders	$63,601	$56,159	$181,430	$170,868

Average shares outstanding — diluted	73,583,724	70,531,920	73,074,108	69,524,228
EPS — diluted	$0.60	$0.79	$1.39	$2.35

FFO per common share — diluted	$0.86	$0.80	$2.48	$2.46

Projected FFO, as provided within this release in the Company’s outlook, is calculated on a consistent basis as historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income of projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the fourth quarter and full year 2004 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range
Projected EPS (diluted) — Q4 04	$0.67	$0.70
Projected depreciation (real estate related)	0.53	0.56
Projected gain on sale of operating communities	(0.35)	(0.38)

Projected FFO per share (diluted) — Q4 04	$0.85	$0.88

Projected EPS (diluted) — Full Year 2004	$2.06	$2.09
Projected depreciation (real estate related)	2.15	2.18
Projected gain on sale of operating communities	(0.82)	(0.85)
Cumulative effect of change in accounting principle	(0.06)	(0.06)

Projected FFO per share (diluted) — Full Year 2004	$3.33	$3.36

Attachment 1 (continued)

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2004, Established Communities are communities that have Stabilized Operations as of January 1, 2003 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year. During the third quarter of 2004, the Company changed the classification of certain communities to reflect changes in the Company’s disposition program. All amounts for Established Communities have been adjusted from amounts previously reported to reflect this new classification.

Stabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development.

NOI is defined by the Company as total revenue less direct property operating expenses (including property taxes), and excludes corporate-level property management and other indirect operating expenses, interest income and expense, general and administrative expense, joint venture income, minority interest and venture partner interest in profit-sharing, depreciation expense, gain on sale of real estate assets, impairment losses, cumulative effect of change in accounting principle and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of any corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q3	Q3	Q2	YTD	YTD
	2004	2003	2004	2004	2003
Net income	$45,366	$57,387	$35,034	$105,676	$171,242
Property management and other indirect operating expenses	8,076	7,577	9,248	25,480	22,630
Interest income	(42)	(852)	(36)	(99)	(2,634)
Interest expense	33,240	33,272	32,482	98,006	101,313
General and administrative expense	3,729	3,382	4,071	11,771	10,636
Joint venture income, minority interest and venture partner interest in profit-sharing	510	(23,266)	496	999	(23,170)
Depreciation expense	42,451	37,325	40,018	121,886	110,906
Cumulative effect of change in accounting principle	—	—	—	(4,547)	—
Gain on sale of real estate assets	(22,762)	(13,575)	(12,375)	(35,137)	(82,158)
Income from discontinued operations	(451)	(2,756)	(474)	(1,899)	(11,602)

NOI from continuing operations	$110,117	$98,494	$108,464	$322,136	$297,163

Established:

Northeast	$24,683	$24,476	$25,820	$74,458	$75,779
Mid-Atlantic	9,505	9,278	9,507	28,335	27,572
Midwest	1,579	1,386	1,547	4,699	4,329
Pacific NW	4,990	4,790	4,924	14,891	14,617
No. California	23,403	24,024	23,821	71,188	76,040
So. California	9,804	9,580	9,799	29,454	29,048

Total Established	73,964	73,534	75,418	223,025	227,385

Other Stabilized	20,857	16,901	19,788	60,189	45,923
Development/Redevelopment	15,197	7,880	13,117	38,509	23,219
Non-Allocated	99	179	141	413	636

NOI from continuing operations	$110,117	$98,494	$108,464	$322,136	$297,163

Attachment 1 (continued)

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold or held for sale as of September 30, 2004). A reconciliation of NOI from communities sold or held for sale to net income for these communities for the third quarter and year-to-date 2004 is as follows (dollars in thousands):

	Q3	YTD
	2004	2004
NOI from assets held for sale	$—	$—
NOI from assets sold	451	2,548

NOI from discontinued operations	$451	$2,548

Income from discontinued operations	$451	$1,899
Interest expense, net	—	214
Depreciation expense	—	435

NOI from discontinued operations	$451	$2,548

Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

Market Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in market rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.

30-Day Availability reflects the sum of: (i) occupied apartment homes for which notice of move-out within the next 30 days has been given; and (ii) vacant apartment homes that are not pre-leased, as a percentage of total apartment homes in the Company’s Established Communities portfolio.